                                                       Exhibit (4)(vii)(a)

                                                               J.P. MORGAN

                                Stephen J. Kenneally
                                  Vice President
                     Morgan Guaranty Trust Company of New York
                                  60 Wall Street
                          New York, New York 10260-0060
                               Tel:  212-648-7012






         March 5, 1993


         Craig A. Douglas
         Director, Corporate Finance
         The Stanley Works
         1000 Stanley Drive
         New Britain, Ct. 06053

         Dear Craig:

         Morgan Guarantee Trust Company of New York ("Morgan") agrees to extend the Termination Date of the Credit Agreement Between The Stanley Works and Morgan dated April 1, 1992 to April 1, 1996.

         Sincerely,





         /s/ Stephen J. Kenneally

                                                       WACHOVIA


                           Wachovia Bank of Georgia, N.A.
                                Post Office Box 4148
                               Atlanta, Georgia 30302




         March 8, 1993

         Mr. Craig A. Douglas
         Director, Corporate Finance
         The Stanley Works
         1000 Stanley Drive
         New Britain, CT 06053

                                     Re:  Extension of Termination Date of
                                          the Credit Agreement Between The
                                          Stanley Works as Borrower and
                                          Wachovia Bank of Georgia as
                                          Lender Dated as of April 1, 1992


         Dear Craig:

         Pursuant to Section 2.14 of the subject credit agreement, Wachovia Bank of Georgia, N.A. agrees to extend by one year to April 1, 1996, the Termination Date of the subject credit agreement.

         Sincerely,


         /s/ Robert F. Kennedy
         Robert F. Kennedy
         Assistant Vice President

         BNP                 BANQUE NATIONALE DE PARIS
                        499 Park Avenue, New York, N.Y. 10022



                                           Swift Address:     BNPAUS3NB
                                           Telephone:    (212) 750-1400
                                           Telex:        82759
                                           Fax No:       (212) 415-9696


         March 19, 1993

         The Stanley Works
         1000 Stanley Drive
         New Britain, CT 06050

         Gentlemen:

         RE:     Amendment #1 to the Credit Agreement Dated 4/1/92

         Reference is made to the Credit Agreement dated 4/1/92 between your company, as Borrower, and our bank, as Lender. In this connection we hereby amendment the Credit Agreement as follows:

         1) In the definition "Termination Date" on page 12 of the Credit Agreement the word "third" is hereby changed to read "fourth".

         2) The Credit Agreement, as hereby amended, remains in full force and effect.

         Please sign and return to us a copy of this letter confirming your agreement to this Amendment.

         Very truly yours,


         AGREED AND ACCEPTED

         THE STANLEY WORKS                     BANQUE NATIONAL DE PARIS


         BY /s/ R. Alan Hunter                  BY /s/ Judith Domkowski
         Name:  R. Alan Hunter                  Name:  Judith Domkowski
         Title:  Vice President,                Title: Vice President
                 Finance and Chief
                 Financial Officer              BY /s/ Eric Vigne
                                                Name:  Eric Vigne
                                                Title:  Sr. Vice President


         World Headquarters: 16, Boulevard Des Italiens, 75009 Paris,
         France

                                                       ROYAL BANK
                                                       OF CANADA


                                                       U.S.A. Headquarters
                                                       Financial Square
                                                       New York, New York
                                                       10005-3531

                                                       (212) 428-6200




                                                  March 24, 1993


         Mr. Craig A. Douglas
         Director, Corporate Finance
         The Stanley Works
         1000 Stanley Drive
         New Britain, CT 06053

         RE:    $30MM RBC Bi-lateral Facility

         Dear Craig:

         Please accept this letter as confirmation that the termination date for the above noted facility has been extended for an additional year to April 1, 1996.

                                               Regards,


                                               /s/ Sheryl L. Greenberg
                                               Sheryl L. Greenberg
                                               Manager
                                               Corporate Banking East

         Citibank, N.A.       399 Park Avenue
                              New York, NY
                              10043                       CITIBANK


         January 3, 1994


         Craig Douglas
         Director of Corporate Finance
         The Stanley Works
         1000 Stanley Drive
         New Britain, Connecticut 06050

         Dear Craig,

         This letter is to confirm our understanding and approval that pursuant to section 2.14 of the Credit Agreement dated April 1, 1992 ("Credit Agreement"), the Termination Date of the Credit Agreement has been extended by exactly one year from April 1, 1995 to a new maturity date of April 1, 1996.

         All other terms and conditions of the Credit Agreement are the same and remain in full force, unless otherwise amended and approved by The Stanley Works and the The Lenders.



         Yours truly,

         /s/ Paolo de Alessandrini
         Paolo de Alessandrini
         Vice President
         Citibank, N.A. Attorney-in-fact

                                     BARCLAYS

                                 BARCLAYS BANK PLC
                           International Corporate Group
                   P.O. Box No. 544, 54 Lombard Street, London EC3V 9EX
                            Telephone: 071-621-1888


         Mr. C.A. Douglas,                       Your Ref:   MJD/TW
         Director,                               Our Ref:    4438
         Corporate Finance                       Ext. No.:
         The Stanley Works                               Ref: 023417
         1000 Stanley Drive,
         New Britain,
         CT 06053,
         U.S.A.

                                            1 April 1993.


         Dear Craig,

           CREDIT AGREEMENT BETWEEN THE STANLEY WORKS AND BARCLAYS BANK PLC DATED 1 APRIL 1992

         We are pleased to confirm our earlier verbal approval
         (Gray/Cronauer) that we have obtained credit approval to extend the Termination Date of the above agreement 1 April 1996, pursuant to Section 2.14 of the agreement.

         We look forward to continuing to be of service to The Stanely
         Works.

         Yours sincerely,


         /s/ Jonathan L. Gray
         JONATHAN L. GRAY
         CORPORATE MANAGER
         NORTH AMERICAN CORPORATE TEAM
         INTERNATIONAL CORPORATE GROUP





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